UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                   SECOND AMENDED FORM 8-K

                         Current Report Pursuant to Section 13 or
                         15(d) of the Securities Exchange Act of
                              1934


      Date of Report Original 8-K (Date of earliest event
                     reported) MAY 9, 1997
                 Date of Amended 8-K June 23, 1997
              Date of this Amended 8-K July 21,1997

                                   3D IMAGE TECHNOLOGY, INC.
                       -------------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)


Delaware                76-0265438            33-27627
  ---------------   ----------------     ------------

  (State or Other        (I.R.S. Employer    (Commission
     Jurisdiction        Identification No.)      File Number)
 of Incorporation)

  5172-G Brook Hollow Parkway, Norcross, Georgia    30071
 ----------------------------------------------  -------
 (Address of Principal Executive Offices)        (Zip Code)


                         (770) 416-8848
                      -------------------

         Registrant's telephone number, including area code


          (Former Name or Former Address, If Changed Since Last
Report)







ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 9, 1997, Ernst & Young LLP ("Ernst & Young") resigned as auditors of the Company. The report of Ernst & Young on the Company's financial statements for the year ended December 31, 1996 stated that the Company's financial statements had been prepared assuming that the Company would continue as a going concern, but contained an uncertainty paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern based upon the deficiency in working capital and recurring operating losses, without any committed sources of equity capital.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and December 31, 1996, and in the subsequent interim period, there were no disagreements between Ernst & Young and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report.

Ernst & Young issued a material weakness letter to the Company for the year ended December 31, 1996 due to internal control deficiencies in the following areas: recording of accounts payable, assessing the allowance for doubtful accounts, and ensuring proper sales cut-offs.

The material weakness letter to the Company identified an internal control deficiency in the recording of accounts payable due to the company's failure to record all vendor invoices when the invoices were received , and the company's recording of invoices without considering the applicable period for matching purposes. As a result, approximately $336,000 in accounts payable had not been accrued for the year ending December 31, 1996 when Ernst & Young began its audit procedures. The accounts payable were properly accrued in the audited financial statements of the Company as reported in the Company's Form 10K for the fiscal year ended December 31, 1996, in accordance with Ernst & Young's comments.

Ernst & Young's material weakness letter to the Company also identified an internal control deficiency in assessing the allowance for doubtful accounts, because the company did not have formal procedures in place for such an analysis on an on-going basis. As a result, an additional reserve of $100,000 was recorded for the fiscal year ended December 31, 1996 associated with the company's Asian customer base.

Finally, the material weakness letter identified internal control deficiencies relating to ensuring proper sales cut-offs. This deficiency resulted from incorrect reporting of a significant transaction occurring near the end of the fiscal year, due primarily to communication problems between the company and it's Asian affiliate. As a result, approximately $300, 000 of the sales transaction was appropriately reversed and not reported on the Company's audited financial statements for the fiscal year ended December 31, 1996, included in the Company's Form 10KSB for that period.

No committee of the Board of Directors of the Company discussed these internal control deficiencies with Ernst & Young, as the company does not have an audit committee. On May 9, 1997 Ernst & Young communicated the material weaknesses to a majority of the Board of Directors at that time and to the current president of the Company, Mr. Bruce Herstowski. The Company has authorized Ernst & Young to respond fully to any inquiries of the Company's new auditors regarding these deficiencies, although the Company has not yet identified or engaged a successor accounting firm. To the best knowledge of management of the Company, There have been no transaction or events in the current year similar to those described in Ernst & Young's material weakness letter.

On June 23, 1997, The Company requested Ernst & Young to furnish a letter within ten business days from that date to the Commission stating whether it agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of that letter dated July 18, 1997 is filed as Exhibit 1 to this second Amended Form 8-K.





               SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 3D Image Technology, Inc.
                                 --------------------------------

                                             (Registrant)

     Date: July 23, 1997                   /s/ Bruce
     Herstowski

     --------------------


     President


     EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

                 1              Letter from Ernst & Young LLP
     to the
                                 Securities and Exchange
     Commission
                    Dated July 18, 1997






                                                         Ernst
     & Young LLP
                                                         Suite
     2800
                                                         600
     Peachtree Street, N.E.

     Atlanta, GA 30308-2215
                                                         404
     874-8300

EXHIBIT I TO AMENDED FROM 8-K

     July 18, 1997

     Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Gentlemen:

     We have read Item 4 of Amended Form 8-K dated June 23, 1997, of 3D Image Technology, Inc. and are in agreement with the statements contained in paragraphs one through six, the first three sentences in paragraph seven, and paragraph eight therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

     Regarding the registrant's statement concerning the lack of internal control to prepare financial statements, included in the third, fourth, fifth and sixth paragraphs of Item 4 therein, we had considered such matters in determining the nature, timing and extent of procedures performed in our audit of the registrant's 1996 financial statements.



     /s/ Ernst & Young LLP


     Copy to Bruce Herstowski
          Robert Hipple